Exhibit 77H

For AXP Core Bond Fund:

During the six-month fiscal period ended July 31, 2005, the Fund may serve as an underlying investment of the AXP Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or American Express Financial Corporation through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.

For AXP Limited Duration Bond Fund:

During the six-month fiscal period ended July 31, 2005, the Fund may serve as an underlying investment of the AXP Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or American Express Financial Corporation through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.

For AXP Inflation Protected Securities Fund:

During the six-month fiscal period ended July 31, 2005, the Fund may serve as an underlying investment of the AXP Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or American Express Financial Corporation through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.